Exhibit 99.1

Nukkleus Inc. Acquires Nimbus Drones Technologies, an Israeli UAV and Counter-UAS Company

Acquisition expands Nukkleus’ portfolio into unmanned aerial systems sector

NEW YORK, NY and TEL AVIV, Israel - January 15, 2026 - Nukkleus Inc. (NASDAQ: NUKK), a strategic acquirer and developer of high-potential businesses in the Aerospace and Defense (A&D) sector, today announced that it has acquired 100% of Nimbus Drones Technologies and Marketing Ltd. (“Nimbus”), an Israeli private company specializing in professional unmanned aerial systems and services.

In consideration for Nimbus, Nukkleus issued 1,850,000 shares of its common stock, and a $3.25 million 24 month convertible note (the “Note”) in exchange for a 100% equity interest in Nimbus on a fully-diluted basis. The Note is convertible at a fixed price of $2.00 per share. According to Nimbus, revenues for FY 2025 were approximately $940,000.

Menny Shalom, CEO of Nukkleus, stated, “The acquisition of Nimbus represents another milestone for Nukkleus as it has significantly strengthened our growing defense technology portfolio. The unmanned aerial systems sector continues to see significant demand globally, and Nimbus’s expertise in both UAV operations and counter-UAS technology positions them well in this market. We look forward to working with the Nimbus team to explore opportunities to leverage their capabilities within our broader platform.”

Nukkleus aims to build and operate a cluster of drone companies and technologies that would leverage the increasing global demand for robotic and drone solutions.

About Nimbus Drones Technologies

Nimbus is an Israeli aerospace robotics company established in 2024 that specializes in the design, production and operation of fully customized unmanned aerial systems for professional applications in critical industries and services. Headquartered in Netanya, Israel, Nimbus provides comprehensive UAV solutions including drone systems sales and maintenance, mapping and surveying services, aerial imaging, red-team simulation for defense exercises, counter-UAS research and development, and certified flight training programs. Nimbus serves a diverse customer base across defense, public sector, commercial, and agricultural industries.

About Nukkleus Inc.

Nukkleus Inc. (NASDAQ: NUKK) focuses on acquiring and scaling mission-critical suppliers across the defense, aerospace, and advanced manufacturing sectors. Nukkleus targets Tier 2 and Tier 3 companies that form the industrial backbone of national security infrastructure in the US, Israel and Europe. Through its proprietary capital model, Nukkleus integrates operational capabilities, financial discipline, and long-term vision to modernize and expand strategic suppliers—supporting dual-use innovation and resilient supply chains. The company’s portfolio approach combines organic growth with disciplined M&A, enabling transformational scale and positioning Nukkleus at the core of 21st-century defense industrial strategy.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company’s expectations with respect to the acquisition. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the parties may not execute a definitive agreement on mutually acceptable terms or at all, that conditions to closing may not be satisfied, and that the transaction may not close on the anticipated timeline or at all. Risk factors described under “Risk Factors” in Nukkleus’ most recently filed annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

Investor Relations Contacts:

The Equity Group Inc.

Lena Cati

Tel: +1 212 836-9611

lcati@theequitygroup.com

Val Ferraro

Tel: +1 212 836-9612

vferraro@theequitygroup.com

Company Contact:

Nukkleus Inc.

575 Fifth Avenue, 14th Floor

New York, New York 10017

Tel: +1 (212) 791-4663

info@nukk.com

# # #